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TRICORD SYSTEMS ANNOUNCES LUNAR FLARE(TM) NAS NOW SHIPPING IN LIMITED
AVAILABILITY

eCommerce Web Site Enhanced To Support Channel Partners and Customer Service

MINNEAPOLIS, MN - (APRIL 27, 2001) - Tricord Systems, Inc. (Nasdaq: TRCD) today announced immediate availability of its Lunar Flare(TM) NAS server appliance, now shipping in limited availability to customers and channel partners.

To support shipments and future orders, Tricord has also introduced new eCommerce functionality to its award-winning web site at www.tricord.com, including convenient on-line ordering, automated customer support, and a web portal resource for its channel partners.

INDUSTRY'S FIRST "CLUSTERED" SERVER APPLIANCE

The first "clustered" server appliance, Lunar Flare NAS is a scalable, high availability general file serving storage device that is easily deployed in a network. Enabled by Tricord's patented Illumina(TM) aggregation software, multiple Lunar Flare NAS appliances aggregate to create a cluster, managed as a single resource. Radically easy to grow, manage and use, this unique solution allows administrators to add storage with no downtime, no user interruption and nearly effortless administration.

Each 129GB Lunar Flare unit will list for $5,700.00 - including 1-year warranty and service. Clusters of up to 16 units provide seamless scalability up to two terabytes. Lunar Flare NAS is distributed through Tricord's select channel partners, or available for purchase on-line through the Tricord web site. Tricord and its channel partners are also offering a' try-before-you-buy' program to allow qualified customers to try the product for a limited time with no cost or obligation.

"We are excited to deliver in limited availability our first Lunar Flare NAS appliances to the market," says Joan Wrabetz, president and CEO. "We have a very solid value proposition, and have worked hard to build both product and an infrastructure to enable us to meet our key objective of being easy to do business with."

COMPREHENSIVE EBUSINESS RESOURCES

Tricord's new eCommerce functionality provides customers and channel partners with pricing, immediate order placement and confirmation, order history, and account maintenance. On-line



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technical resources include online manuals, product specifications, and downloadable software updates. The site also features a comprehensive partner web portal for channel marketing and sales tools, promotions, and collateral.

For more information on Tricord's revolutionary Lunar Flare NAS appliance or to locate an authorized channel partner in your area, visit www.tricord.com or call 1-800-BUY-TRCD.

ABOUT TRICORD

Tricord Systems, Inc. designs, develops and markets innovative server appliances for content-hungry applications. The core of Tricord's revolutionary new technology is its patented Illumina(TM) software that aggregates multiple appliances into a cluster, managed as a single resource. Radically easy to deploy, manage and grow, Tricord's products allow users to add capacity to a cluster with minimal administration. Appliances are literally plug-and-play, offering seamless growth and continuous access to content with no downtime. The technology is ideally suited for applications including general file serving, web serving, email and caching. Founded in 1987, Tricord is based in Minneapolis, MN with offices in Colorado, California and Georgia. For more information, visit www.tricord.com.

"Safe-Harbor" Statement Under Private Securities Act of 1995: The statements contained herein that are not historical facts contain forward-looking information with respect to plans, projections or future performance of the Company, including the Company's expectations regarding market acceptance of its products. There is no guarantee or assurance that these plans, projections or future performance of the Company as indicated will be achieved, and actual results could differ materially. Factors, certain risks and uncertainties that could impact the Company's future results include, without limitation, the ability of the Company to develop and release commercially its server appliance products in a timely manner, delays in the market acceptance of the Company's products due to software errors or other factors, the ability to generate revenues at a level that meets expectations, the ability to successfully establish and maintain a competitive position in the server appliance market, the ability to respond to changes in technology and industry standards, the ability to enter into partner relationships or otherwise develop distribution capabilities, the ability to protect and enforce its intellectual property rights, the ability to hire and retain required personnel, the ability to raise additional capital if required, and other risks and uncertainties detailed in the Company's filings with the Securities and




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Exchange Commission. The Company undertakes no obligation to update any forward-looking information.

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FOR MORE INFORMATION, PLEASE CONTACT:
MEDIA CONTACTS
Matt Harris
JWT Specialized Communications
314-432-6300
or
Elizabeth Hersey
Tricord Systems, Inc.
763-551-6609

FINANCIAL CONTACT
Brad Schumacher
Tricord Systems, Inc.
763-551-6402